UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2024

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Minimum Bid Price Requirement

On April 19, 2024, The Real Good Food Company Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Market (the “Bid Price Requirement”). The Notice does not result in the immediate delisting of the Company’s common stock from The Nasdaq Global Market.

The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer meets this requirement. The Notice indicated that the Company will be provided 180 calendar days in which to regain compliance, or until October 16, 2024. If at any time during this period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5450(a)(1) prior to the expiration of the initial 180 calendar day period, pursuant to Nasdaq Listing Rule 5810(c)(3)(A) the Company may be eligible for an additional 180 calendar day compliance period, provided (i) it meets the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Global Market (except for the Bid Price Requirement) and (ii) it provides written notice to Nasdaq of its intention to cure this deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company has not regained compliance by the end of the second period granted by Nasdaq, the securities will be subject to delisting, pending an appeal to the Nasdaq Hearing Panel.

The Company intends to monitor the closing bid price of its common stock and is considering its options to regain compliance with the Bid Price Requirement. The Company’s receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission (the “SEC”).

Timely Filing Requirement

On March 28, 2024, the Company filed a Notification of Late Filing on Form 12b-25 indicating that the filing of its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) would be delayed until it completes its previously announced amendment of its 2022 Form 10-K, as well as the amending of all previous filed 2023 quarterly reports on Form 10-Q.

On April 19, 2024, the Company received an additional letter from Nasdaq indicating that the Company was not in compliance with Nasdaq’s Listing Rule 5250(c)(1) because the Company did not timely file its Annual Report.

Under Nasdaq rules, the Company now has 60 calendar days (until June 18, 2024) to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the Annual Report’s due date (as extended per the filing of Form 12b-25), which 180-day period would end on October 14, 2024, to regain compliance.

The notification has no immediate effect on the listing of the Company’s securities on Nasdaq. There can be no assurance, however, that the Company will be able to regain compliance with the listing standards discussed above.

On April 23, 2024, the Company issued a press release disclosing the receipt of these letters. The press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 3.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 23, 2024.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: April 23, 2024	By:	/s/ Akshay Jagdale
Akshay Jagdale
Chief Financial Officer